Exhibit (7)(e)

                              THE WINSBURY COMPANY
                         1900 EAST DUBLIN-GRANVILLE ROAD
                              COLUMBUS, OHIO 43229

                                DEALER AGREEMENT


     The Winsbury Company, an Ohio limited partnership (the "Distributor"), hereby agrees with you, AmSouth Bank, N.A., 1901 Sixth Avenue North, Birmingham, Alabama 35202 (sometimes referred to herein as "Dealer"), as follows:

      1.    REFERENCE TO PROSPECTUSES
            -------------------------

      Reference is made to the prospectuses (the "Prospectuses") of each series (each a "Portfolio") of The ASO Outlook Group, a Massachusetts business trust (the "Fund"), as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

      2.    GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
            -------------------------------------------------

      2.1 REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR. The Distributor hereby represents and warrants as follows: It is the principal underwriter of each Portfolio of the Fund (See Exhibit A, attached hereto, for a list of the Portfolios) a diversified, open-end management investment company which is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). The Distributor has furnished you a list of the states or other jurisdictions in which the Distributor believes the shares of the Group ("Shares") have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states or jurisdictions.

      2.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEALER. You hereby represent, warrant and covenant as follows: You will be at all times relevant to this Agreement qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with the requirements of all applicable laws, including federal and state securities laws, rules and regulations. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by the Distributor relating to Fund transactions that you have executed.

      3.    DEALER AUTHORIZATION; ADDITIONAL DUTIES; DISTRIBUTION FEE
            ---------------------------------------------------------

      3.1 DEALER AUTHORIZATION. In all sales of Shares to the public, you shall act as agent for the Distributor and in no transaction shall you act as dealer for your own account. As agent for the Distributor, you are hereby authorized to: (i) place orders directly with the Portfolios' Transfer Agent for the purchase of Shares and (ii) tender Shares to the Transfer Agent for redemption, in each case subject to the terms and conditions set forth in the Prospectus and the operating procedures and policies established by the Distributor. The minimum dollar purchase of Shares shall be the applicable minimum amount set forth in the Prospectus, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which the Distributor shall forward to you from time to time. All orders are subject to acceptance or rejection by the Distributor in its sole discretion. No person is authorized to make any representations concerning Shares of any Portfolio except such representations contained in the relevant then-current Prospectus and Statement of Additional Information and in such printed information as the Fund or the Distributor may subsequently prepare. You are specifically authorized to distribute the Prospectus and Statement of Additional Information and sales material received by you from the Distributor. No person is authorized to distribute any other sales material relating to a Portfolio without the prior approval of the Distributor. You further agree to deliver, upon the request of the Distributor, copies of any relevant amended Prospectus and Statement of Additional Information to shareholders of a Portfolio ("Customers") to whom you have sold Shares.

      Neither party to this Agreement shall, as agent, purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent you from selling Shares for the account of a record holder to us or the issuer and charging the investor a fair commission for handling the transaction.

      3.2 OFFERING PRICE. The Distributor will furnish you, on request, with offering prices for the Shares in accordance with the then-current prospectuses of the respective Portfolios of the Fund, and you agree to quote such prices subject to confirmation by the Distributor on any Shares offered to you for sale. Your attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order. The Distributor reserves the right to cancel this Agreement at any time without notice if any Share shall be offered for sale by you at less than the then-current offering price determined by or for the respective Portfolio of the Fund.

      4.    EXCULPATION; INDEMNIFICATION
            ----------------------------

      4.1 EXCULPATION. The Distributor shall not be liable to you and you shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by you of compliance with any provision of the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act or the rules and regulations promulgated by the SEC, the NASD or any state securities administrator.

      4.2 INDEMNIFICATION OF DISTRIBUTOR. You will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

      4.3 INDEMNIFICATION OF DEALER. The Distributor will indemnify you and hold you harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, you shall have the right to manage your own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by the Distributor.

      5.    GENERAL
            -------

      5.1 ASSIGNMENT; TERMINATION. This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by the Distributor or by you, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Fund who are not "interested persons" (as such term is defined in the 1940 Act), or (with respect to a Portfolio) by a vote of a majority of the outstanding voting securities of that Portfolio on ten days' written notice.

      5.2 NOTICE. All communications to the Distributor shall be sent to the address set forth on page 1 hereof or at such other address as the Distributor may designate to you in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth on page 1 hereof or at such other address as you may provide in writing to the Distributor.

      5.3 MISCELLANEOUS. This Agreement supersedes any other agreement between the Distributor and you with respect to the sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      If the foregoing corresponds with your understanding of our agreement, sign this document and the accompanying copies thereof in the appropriate space below and return the same to the Distributor, whereupon this Agreement shall be binding between the Distributor and you effective as of the date of execution.


                                    THE WINSBURY COMPANY
                                    By:  THE WINSBURY CORPORATION
                                         General Partner


                                          By:  /s/ G. Ronald Henderson 3/16/90
                                               -------------------------------
                                               G. Ronald Henderson        Date
                                               President

The foregoing Agreement is hereby accepted:

AMSOUTH BANK, N.A.



By:  /s/ George L. Stevens, Jr.        4/13/90
     -----------------------------------------
     George L. Stevens, Jr.           Date
     Vice President

                              THE WINSBURY COMPANY
                         1900 EAST DUBLIN-GRANVILLE ROAD
                              COLUMBUS, OHIO 43229

                                    EXHIBIT A
                           TO DEALER AGREEMENT BETWEEN
                    THE WINSBURY COMPANY LIMITED PARTNERSHIP
                                       AND
                               AMSOUTH BANK, N.A.

                            INVESTMENT PORTFOLIOS OF
                              THE ASO OUTLOOK GROUP




         Variable NAV                                     Variable NAV
      Fixed Income Funds                                  Equity Funds
      ------------------                                  ------------

Bond Fund                                            Equity Fund
Limited Maturity Bond Fund                           Regional Equity Fund


                               Money Market Funds
                               ------------------

                           U.S. Treasury Fund
                           Prime Obligations Fund
                           Tax Exempt Fund

                              AGREEMENT TO TRANSFER
                              SHAREHOLDER ACCOUNTS



      We acknowledge that the shareholder accounts, listed on the attachment, should be transferred from The Winsbury Company (Number 1900) as the servicing broker to AmSouth Bank, N.A. (Number 1700) in accordance with the terms of the Dealer Agreement dated April 13, 1990, between AmSouth Bank, N.A. and The Winsbury Company. Pursuant to this transfer, AmSouth Bank, N.A. agrees to assume the position of servicing broker and to perform in accordance with all applicable laws, rules and regulations. The effective date of this change will be January 15, 1991.


Authorized By:

THE WINSBURY COMPANY LIMITED PARTNERSHIP
BY THE WINSBURY CORPORATION, General Partner


 /s/  Kenneth B. Quintenz                       DATE:  1-9-91
 ---------------------------------                   --------------------
Kenneth B. Quintenz, Chairman

AMSOUTH BANK, N.A.


  /s/ George L. Stevens, Jr.                    DATE:  2/1/91
 --------------------------------                    --------------------